Exhibit 99.1

REVOCABLE PROXY

CROGHAN BANCSHARES, INC.

THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF CROGHAN BANCSHARES, INC.

The undersigned shareholder of Croghan Bancshares, Inc., an Ohio corporation (“Croghan”), hereby constitutes and appoints             and             , or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Croghan to be held at             .m, local time, on             , 2013, at             Fremont, Ohio 43420 (the “Special Meeting”), and at any adjournments thereof, and to vote all of the Croghan common shares which the undersigned is entitled to vote at the Special Meeting or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy Statement dated             , 2013:

1.	To adopt the Agreement and Plan of Merger, dated as of June 20, 2013, by and between Croghan Bancshares, Inc. and Indebancorp, and to approve the transactions contemplated thereby, including the merger of Indebancorp with and into Croghan Bancshares, Inc.

___  FOR         ___  AGAINST         ___  ABSTAIN

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger and to approve the transactions contemplated thereby.

___  FOR         ___  AGAINST         ___  ABSTAIN

3.	In their discretion, upon any other matter that properly comes before the Special Meeting or any adjournment thereof. The Board of Directors is unaware of any other business to be transacted at the Special Meeting.

The Board of Directors recommends a vote “FOR” each of the foregoing proposals.

THE CROGHAN COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE CROGHAN COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.

All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Croghan and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on this Revocable Proxy. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please give your full title. If the Croghan common shares are held jointly, each holder must sign.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date

PLEASE DATE, SIGN AND RETURN THIS REVOCALBLE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.